Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 21, 2022

Supplementing that Certain

INDENTURE

Dated as of January 21, 2022

_________________________________________________________________________________________

_____

among

ARES FINANCE CO. IV LLC,

THE GUARANTOR PARTIES HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

_________________________________________________________________________________________

_____

3.650% Senior Notes due 2052

This First Supplemental Indenture, dated as of January 21, 2022 (the “First Supplemental Indenture”), among Ares Finance Co. IV LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067 (the “Company”), the Guarantors party hereto and U.S. Bank National Association, as Trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), and solely for the purposes of Section 6.3 of this First Supplemental Indenture, Ares Management Corporation, supplements that certain Indenture, dated as of January 21, 2022, among the Company, the Guarantors named therein and the Trustee (the “Base Indenture” and subject to Section 1.3 hereof, together with this First Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Guarantors have heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of the Company’s senior unsecured debt securities (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture, and the Guarantees thereof by the Guarantors; and Section 901 of the Base Indenture provides, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture for, among other things, the purposes of (a) establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture and (b) adding to or changing any of the provisions to the Base Indenture in certain circumstances;

The Company desires to create a series of Securities designated as its “3.650% Senior Notes due 2052” pursuant to the terms of this First Supplemental Indenture.

The Company has duly authorized the execution and delivery of this First Supplemental Indenture and the Notes (as defined herein) to be issued from time to time, as provided for in the Indenture.

Each Guarantor has duly authorized its Guarantee of the Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this First Supplemental Indenture.

All things necessary have been done to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered and under the Indenture and duly issued by the Company, the valid and legally binding obligations of the Company.

All things necessary have been done to make the Guarantees, upon execution and delivery of this First Supplemental Indenture, the valid and legally binding obligations of each Guarantor and to make this First Supplemental Indenture a valid and legally binding agreement of each Guarantor, in accordance with its terms.

ARTICLE I
Issuance of Securities

Section 1.1         Issuance of Notes; Principal Amount; Maturity; Title.

(1)            On January 21, 2022, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, the Initial Notes (as defined herein) substantially in the form set forth in Section 3.2 below, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this First Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by the execution of such Notes.

(2)            The Initial Notes to be issued pursuant to the Indenture shall be issued in the aggregate principal amount of $500,000,000 and shall mature on February 1, 2052 (the “Stated Maturity”), unless the Notes are redeemed prior to that date as described in Section 5.1. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $500,000,000, except for Notes issued, authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The Company may, from time to time, without the consent of the Holders, issue additional Notes hereunder as part of the same series and on the same terms and conditions (and having the same Guarantors) and with the same CUSIP numbers as the Initial Notes, but such additional Notes may be offered at a different offering price or have a different issue date, initial interest accrual or initial interest payment date (“Additional Notes”); provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall not have the same CUSIP number as the Initial Notes; provided further that such Additional Notes issued pursuant to Regulation S under the Securities Act may initially be issued under a temporary CUSIP during the applicable Restricted Period.

(3)            The Notes shall be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(4)            Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of Securities designated as the “3.650% Senior Notes due 2052” of the Company (as amended or supplemented from time to time, that are issued under the Indenture, including both the Initial Notes and the Additional Notes, if any, the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Base Indenture.

Section 1.2         Interest.

(1)            Interest on a Note will accrue at the per annum rate of 3.650%, from and including the date specified on the face of such Note to, but excluding, the date on which the principal thereof is paid, deemed paid, or made available for payment and, in each case, will be paid on the basis of a 360-day year comprised of twelve 30-day months.

(2)            The Company shall pay interest on the Notes semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing August 1, 2022.

(3)            Interest shall be paid on each Interest Payment Date to the registered Holders of the Notes after the close of business on the Regular Record Date (as defined herein).

(4)            Amounts due on the Stated Maturity or earlier Redemption Date of the Notes will be payable at the Corporate Trust Office. The Company shall make payments of principal, premium, if any, Redemption Price and interest or the Repurchase Price in connection with a Change of Control Repurchase Event in respect of the Notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company shall be required to maintain a Paying Agent in each Place of Payment for the Notes. Neither the Company nor the Trustee shall impose any service charge for any transfer or exchange of a Note. However, the Company may require Holders of the Notes to pay any taxes or other governmental charges in connection with a transfer or exchange of Notes. All moneys paid by the Company to a Paying Agent for the payment of principal, premium, interest, additional amounts or Redemption Price on Notes which remain unclaimed at the end of two years after such principal, premium, interest, additional amounts or Redemption Price has become due and payable will be repaid to the Company upon request, and the Holder of such Notes thereafter may look only to the Company for payment thereof.

(5)            If any Interest Payment Date, Stated Maturity, or earlier Redemption Date or Repurchase Price Payment Date falls on a day that is not a Business Day in The City of New York or any Place of Payment is located,, the Company shall make the required payment of principal, premium, if any, and/or interest or Redemption Price or Repurchase Price in connection with a Change of Control Repurchase Event on the next succeeding Business Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or earlier Redemption Date or Repurchase Price Payment Date, as the case may be, to such next succeeding Business Day.

Section 1.3         Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

ARTICLE II
Definitions and Other Provisions of General Application

Section 2.1         Definitions.

For all purposes of this First Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires):

(1)            any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this First Supplemental Indenture;

(2)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3)            “including” means including without limitation;

(4)            unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires) for all purposes of this First Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All other terms used in this First Supplemental Indenture that are defined in the Base Indenture, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this First Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture, as in force at the date of this First Supplemental Indenture as originally executed; provided that any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture.

“Additional Notes” has the meaning specified in Section 1.1(2).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Additional Rating Agency” means any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company pursuant to an officer’s certificate delivered to the Trustee at any time after the date hereof.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered as a result of a Change of Control to below Investment Grade by the Rating Agency (if the Notes are rated by one Rating Agency) or both Rating Agencies (if the Notes are rated by two Rating Agencies) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the rating is, or the ratings are, as the case may be, announced if during such 60 day period the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred as a result of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies, as the case may be, making the reduction in rating to which this definition would otherwise apply does not or do not, as the case may be, announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Ares Entity; or

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Ares Entity, becomes (A) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) the Corporation or (ii) one or more Guarantors comprising all or substantially all of the assets of the Credit Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.

“Change of Control Offer” has the meaning specified in Section 6.2(1).

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a related Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the Securities and Exchange Commission or any successor entity.

“Continuing Ares Entity” means any entity that, immediately following any relevant date of determination, is directly or indirectly controlled by one or more persons who, as of any date of determination (i) have devoted substantially all of his or her business and professional time to the activities of the Credit Parties and/or their Subsidiaries or affiliated funds and investment vehicles during the 12-month period immediately preceding such date and (ii) directly or indirectly control a majority of the voting stock (or other similar interests) in the Corporation or any successor entity.

“Covenant Defeasance” has the meaning specified in Section 8.1.

“Credit Facility Indebtedness” means indebtedness incurred under (a) the Credit Facility and (b) whether or not such Credit Facility remains outstanding, if designated by the Company to be included in this definition of “Credit Facility Indebtedness,” one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantes or bankers’ acceptances), or (iii) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any debt facilities, commercial paper facilities, debt securities, indentures, notes or other instruments or agreements that replace, refund or refinance any part of the loans, notes, other facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity or interest rate thereof

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 4.1.

“Initial Notes” means Notes in an aggregate principal amount of up to $500,000,000 initially issued under this First Supplemental Indenture in accordance with Section 1.1(2).

“Interest Payment Date” has the meaning specified in Section 1.2(2).

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and the equivalent investment grade credit rating or better from the Additional Rating Agency (or, in each case, if such Rating Agency ceases to rate the Notes of either series for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means January 21, 2022.

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of partner or other equity interests in the Credit Group (other than entities within the Credit Group).

“Maturity Date” means February 1, 2052.

“Notes” has the meaning specified in Section 1.1(4).

“Par Call Date” means August 1, 2051.

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Corporation or is merged into a direct or indirect Subsidiary of the Corporation; provided that such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary, (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (c) other liens of a similar nature as those described above, (d) liens existing on the date hereof, (e) any lien that renews, extends, replaces or refunds any lien permitted hereby without increasing the principal of the indebtedness secured thereby, and (f) liens securing or permitted to be incurred under Credit Facility Indebtedness.

“Rating Agency” means:

(1)	each of S&P and the Additional Rating Agency (if any); and

(2)	if either of S&P or the Additional Rating Agency ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for S&P or the Additional Rating Agency, or both, as the case may be.

“Registrar” means the Security Registrar for the Notes, which shall initially be U.S. Bank National Association, or any successor entity thereof, subject to replacement as set forth in the Base Indenture.

“Regular Record Date” for interest payable in respect of any Note on any Interest Payment Date means the January 15 or July 15, as applicable, immediately preceding the relevant Interest Payment Date (whether or not a Business Day).

“Regulation S Permanent Global Note” has the meaning specified in Section 3.1(3).

“Regulation S Temporary Global Note” has the meaning specified in Section 3.1(3).

“Repurchase Price” has the meaning specified in Section 6.2(1).

“Repurchase Price Payment Date” has the meaning specified in Section 6.2(3)(iii).

“Restricted Period” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes, it means the comparable period of 40 consecutive days.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor thereto.

“Stated Maturity” has the meaning specified in Section 1.1.(2).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m. (New York City time) (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date notice of the redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the date notice of the redemption is given H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such date notice of the redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE III
Security Forms

Section 3.1         Form Generally.

(1)            The Notes shall be in substantially the form set forth in Section 3.2 of this Article III, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefore or as may, consistent herewith, be determined by the Officer executing such Notes, as evidenced by the execution thereof. All Notes shall be in fully registered form.

(2)            The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of the Company executing such Notes, as evidenced by the execution of such Notes.

(3)            Upon their original issuance, the Notes sold pursuant to Rule 144a under the Securities Act shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons. Each such Global Security shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC. Beneficial interests in the Global Securities will be shown on, and transfers will only be made through, the records maintained by DTC and its participants, including Clearstream and the Euroclear System.

Notes sold pursuant to Regulation S under the Securities Act initially shall be represented by one or more Global Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Security (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

Section 3.2         Form of Note.

[FORM OF FACE OF NOTE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO RULE 144A UNDER THE SECURITIES ACT:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH ARES FINANCE CO. IV LLC OR ANY AFFILIATE OF ARES FINANCE CO. IV LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO ARES FINANCE CO. IV LLC OR ARES HOLDINGS L.P., ARES MANAGEMENT LLC, ARES INVESTMENTS HOLDINGS LLC, ARES FINANCE CO. LLC, ARES FINANCE CO. II LLC OR ARES FINANCE CO. III LLC OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ARES FINANCE CO. IV LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY SOLD PURSUANT TO REGULATION S UNDER THE SECURITIES ACT:

THIS SECURITY (INCLUDING THE RELATED GUARANTEES) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF SECURITIES OF THE SAME SERIES AND THE LAST DATE ON WHICH ARES FINANCE CO. IV LLC OR ANY AFFILIATE OF ARES FINANCE CO. IV LLC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO ARES FINANCE CO. IV LLC OR ARES FINANCE CO. IV LLC OR ARES HOLDINGS L.P., ARES MANAGEMENT LLC, ARES INVESTMENTS HOLDINGS LLC, ARES FINANCE CO. LLC, ARES FINANCE CO. II LLC OR ARES FINANCE CO. III LLC OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ARES FINANCE CO. IV LLC’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY (“DTC”) OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.].

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY FOR WHICH DTC IS TO BE THE DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ARES FINANCE CO. IV LLC

3.650% SENIOR NOTE DUE 2052

No.	Principal Amount (US)$

CUSIP NO.

Ares Finance Co. IV LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the First Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              United States Dollars (U.S.$              ) on February 1, 2052 and to pay interest thereon, from January 21, 2022, or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be February 1 and August 1 of each year, commencing August 1, 2022, at the per annum rate of 3.650%, or as such rate may be adjusted pursuant to the terms hereof, per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the First Supplemental Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day). Except as otherwise provided in the First Supplemental Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the First Supplemental Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Securities, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Securities. With respect to certificated Notes, the Company will make such payments by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder of an aggregate principal amount of Notes in excess of U.S. $5,000,000 that has furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date. If a Holder of a certificated Note (i) does not furnish such wire instructions as provided in the preceding sentence or (ii) holds U.S. $5,000,000 or less aggregate principal amount of Notes, the Company will make such payments by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Ares Finance Co. IV LLC

By:
Name: Title

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________________

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: _______________________________________

Authorized Signatory

[FORM OF REVERSE OF NOTE]

1.	Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its “3.650% Senior Notes due 2052” (herein called the “Notes”), issued under a First Supplemental Indenture, dated as of January 21, 2022 (the “First Supplemental Indenture”), to an indenture, dated as of January 21, 2022 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture” and herein with the First Supplemental Indenture, collectively, the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $500,000,000 in aggregate principal amount, except for, or in lieu of, other Notes of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for any Notes which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered. The First Supplemental Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2.	Optional Redemption. Prior to the Par Call Date, the Notes will be redeemable in whole or in part, at the Company’s option at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of any Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) on any Notes being redeemed, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Notes may be redeemed in whole or in part, at the Company’s option at any time and from time to time, at a redemption price equal to 100% of the principal amount of any Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

3.	Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest, if any, pursuant to the provisions of Section 6.2 of the First Supplemental Indenture.

4.	Global Security. If this Note is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

5.	Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of a an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

6.	Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

7.	Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth, at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

8.	Guarantee. As expressly set forth in the Base Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Base Indenture.

9.	Governing Law. THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’s last name
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________, as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1.	☐ acquired for the undersigned’s own account, without transfer; or

2.	☐ transferred to the Company; or

3.	☐ transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4.	☐ transferred pursuant to an effective registration statement under the Securities Act; or

5.	☐ transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or

6.	☐ transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7.	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated: ______________________________________________________	Signature: ___________________________________________________

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________________________________________________	Signature: ____________________________________________________

[SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE
Ares Finance Co. IV LLC
3.650% Senior Note due 2052

The initial principal amount of this Note is $______. The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee](1)

(1)            Insert for Global Securities only

ARTICLE IV
Remedies

Section 4.1         Events of Default.

“Event of Default” means, wherever used herein with respect to the Notes, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            an Event of Default pursuant to Section 501 of the Base Indenture; or

(2)            the Company’s failure to pay or causing to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event.

Section 4.2         Waiver of Past Defaults.

Section 512 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 512 in the Base Indenture shall instead be deemed to refer to this Section 4.2.

Subject to Section 502 of the Base Indenture, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and any Event of Default arising therefrom, with respect to the Notes and its consequences, except a Default

(1)            in the payment of the principal of or premium, if any, or interest on any Note or the Repurchase Price in connection with a Change of Control Repurchase Event; or

(2)            in respect of a covenant or provision hereof or of the Base Indenture which under Article VII hereof or under Article IX of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this First Supplemental Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

ARTICLE V
Redemption of Securities

Section 5.1         Optional Redemption.

Prior to the Par Call Date, the Notes will be redeemable in whole or in part, at the Company’s option at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of any Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) on any Notes being redeemed, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus in each case accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Notes may be redeemed in whole or in part, at the Company’s option at any time and from time to time, at a redemption price equal to 100% of the principal amount of any Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date. Any redemption of the Notes under this Section 5.1 shall be in accordance with Article XI of the Base Indenture (Redemption of Securities).

ARTICLE VI
Particular Covenants

Section 6.1         Liens.

The Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective Subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other indebtedness of, or guarantee by, the Credit Parties ranking equally with the Notes and existing as of the closing of the offering of the Notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other indebtedness is so secured. This Section 6.1 shall not limit the ability of the Credit Parties or their Subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective Subsidiaries.

Section 6.2         Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.

(1)            If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article V, the Company shall make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”).

(2)            In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Notes, the Company shall request from the Rating Agency or Rating Agencies, as the case may be, each such Rating Agency’s written confirmation that such reduction in the rating on the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event). The Company shall promptly deliver an Officer’s Certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

(3)            Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Notes, with a written copy to the Trustee. Such notice shall state:

(i)             a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)            that the Change of Control Offer is being made pursuant to this Section 6.2;

(iii)           the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(iv)           if the notice is given prior to the date of consummation of the Change of Control, a statement that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(4)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(5)            On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(i)             accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)            deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions of Notes properly tendered and being repurchased; and

(iii)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Repurchase Price for such Notes, and the Company shall execute and the Trustee shall promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

(6)            Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer or (ii) the Company has given written notice of a redemption as provided under Section 5.2; provided that the Company has not failed to pay the Redemption Price on the Redemption Date.

Section 6.3         Financial Reports

Section 704 of the Base Indenture shall apply to the reports, information, and documents delivered under this Section 6.3.

(1)            For so long as the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide (or cause its Affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), within 15 days after the Corporation files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. In connection with any annual report or quarterly report of the Corporation , the Company will provide (or cause its Affiliates to provide) to the Trustee, unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), an unaudited reconciliation indicating any material differences between the financial information of the Corporation and the financial information of the Company and the Guarantors on a combined and consolidated basis, taken as a whole, provided that, the requirement to deliver such unaudited reconciliation shall not be applicable at any time the Corporation guarantees the Notes. The Trustee may conclusively presume, and shall incur no liability in such presumption, that the Corporation has not filed any such reports, reconciliations, information, documents and other reports with the Commission that are not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system) unless and until it shall have received written notice from the Company to the contrary.

(2)            For so long as any of the Notes remain Outstanding and have not become freely tradeable without restrictions by nonaffiliates of the Credit Parties pursuant to Rule 144 under the Securities Act, the Company shall, or shall cause its Affiliates to, furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE VII
Supplemental Indentures

Section 7.1         Supplemental Indentures without Consent of Holders of Notes.

For the purposes of the Base Indenture and this First Supplemental Indenture, no amendment to cure any ambiguity, defect or inconsistency in this First Supplemental Indenture, the Base Indenture or the Notes made solely to conform this First Supplemental Indenture, the Base Indenture or the Notes to the Description of the Notes contained in the Company’s offering memorandum dated January 13, 2022, shall be deemed to adversely affect the interests of the Holders of any Notes.

Section 7.2         Supplemental Indentures with Consent of Holders of Notes.

Section 902 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 902 in the Base Indenture shall instead be deemed to refer to this Section 7.2.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for the Notes), by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes under the Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)            change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note;

(2)            reduce the principal amount of any Note which would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 502 and Section 503 of the Base Indenture, or reduce the rate of or extend the time of payment of interest on any Note;

(3)            reduce the Repurchase Price in connection with a Change of Control Repurchase Event;

(4)            reduce any premium payable upon the redemption of or change the date on which any Note may or must be redeemed;

(5)            change the coin or currency in which the principal of or premium, if any, or interest on any Note is payable;

(6)            impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(7)            reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for modification or amendment of this First Supplemental Indenture or the Base Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Base Indenture or this First Supplemental Indenture or certain defaults thereunder and hereunder and their consequences) provided for in the Base Indenture and this First Supplemental Indenture

(8)            modify any of the provisions of this Section 7.2 or Section 512 or Section 1005 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of this First Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 7.2 and Section 1005 of the Base Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(7) of the Base Indenture;

(9)           subordinate the Notes or any Guarantee of a Guarantor in respect thereof to any other obligation of the Company or such Guarantor;

(10)          modify the terms of any Guarantee in a manner adverse to the Holders of the Notes; or

(11)          modify clauses (1) through (10) above.

It shall not be necessary for any Act of Holders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all Notes, waive compliance with the Credit Parties’ covenants described under Sections 6.1, 6.2 and 6.3 and Article VIII of the Base Indenture.

ARTICLE VIII
Defeasance

Section 8.1         Covenant Defeasance.

Section 1303 of the Base Indenture shall not apply to the Notes, and, with respect to the Notes, any reference to Section 1303 in the Base Indenture shall instead be deemed to refer to this Section 8.1.

Upon the Company’s exercise of its option, if any, to have this Section 8.1 applied to the Notes, or if this Section 8.1 shall otherwise apply to the Notes, (1) the Company and the Guarantors shall be released from their respective obligations and any covenants provided pursuant to Article VI of this First Supplemental Indenture and Section 301(18), Section 801, Section 901(1), Section 901(12) and Section 1402 of the Base Indenture for the benefit of the Holders of such Notes and (2) the occurrence of any event specified in Section 501(4) and Section 501(8) of the Base Indenture and Section 4.1(2) of this First Supplemental Indenture shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes and the related Guarantees as provided in Section 1303 of the Base Indenture on and after the date the conditions set forth in Section 1304 of the Base Indenture are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes and Guarantees, each of the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of the Base Indenture, this First Supplemental Indenture and such Notes and Guarantees shall be unaffected thereby.

ARTICLE IX
Miscellaneous

Section 9.1         Execution as Supplemental Indenture.

This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and this First Supplemental Indenture and the Base Indenture shall henceforth be read together, and any conflict between the Base Indenture and this First Supplemental Indenture shall be resolved as provided in Section 1.3 of this First Supplemental Indenture.

Section 9.2         Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 9.3         Separability Clause.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.4         Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 9.5         Execution and Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this First Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any ..pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture and signature pages for all purposes.

Section 9.6      Governing Law.

This First Supplemental Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

ARES FINANCE CO. IV LLC

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

ARES FINANCE CO. III LLC, as a Guarantor

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

ARES FINANCE CO. II LLC, as a Guarantor

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

ARES FINANCE CO. LLC, as a Guarantor

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

ARES HOLDINGS L.P., as Guarantor

By: Ares Holdco LLC, its general partner

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

ARES MANAGEMENT LLC, as Guarantor

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

ARES INVESTMENTS HOLDINGS LLC, as Guarantor

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

Solely for the purposes of Section 6.3 of this First Supplemental Indenture:

ARES MANAGEMENT CORPORATION

By:	/s/ Naseem Sagati Aghili
Name:	Naseem Sagati Aghili
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen R. Beard
Name:	Karen R. Beard
Title:	Vice President

[Signature Page to First Supplemental Indenture]